Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

May 5, 2020

Mudrick Capital Acquisition Corporation

527 Madison Ave

6th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Mudrick Capital Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, (i) the issuance of up to 15,512,091 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) pursuant to and in connection with the Business Combination (as defined below) contemplated by that certain Purchase Agreement, dated as of January 13, 2020 and amended on February 26, 2020 (as it may be further amended from time to time, the “Purchase Agreement”), by and among the Company, MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company, and Hycroft Mining Corporation, a Delaware corporation (“Seller”), and (ii) the special meeting of the stockholders of the Company to consider the transactions set forth in the Purchase Agreement and related agreements, including the acquisition by the Company of substantially all of the assets, and assumption by the Company of substantially all of the liabilities, of Seller (the “Business Combination”).

In so acting, we have prepared or examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement, (ii) the Purchase Agreement and related agreements, (iii) the form of Second Amended and Restated Certificate of Incorporation of the Company to be effective upon the consummation of the Business Combination (the “Certificate of Incorporation”), and (iv) the form of Amended and Restated Bylaws of the Company to be effective upon the consummation of the Business Combination (the “Bylaws”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Purchase Agreement.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1.	Prior to the issuance of the Shares: (i) the Registration Statement, as finally amended, will have become effective under the Act; and (ii) the shareholders of the Company will have duly approved, among other things, the Purchase Agreement, the Business Combination and the issuance of the Shares; and

2.	The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized; and, when the Registration Statement has been declared effective under the Act by order of the Commission, and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable and free of preemptive rights pursuant to law, in the Certificate of Incorporation or in the Bylaws.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the joint proxy statement/prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP